UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2012
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On February 23, 2012 we announced financial results for our fourth quarter and fiscal year ended January 31, 2012. Net service revenues were $31.6 million in the fourth quarter of fiscal year 2012, a decrease from the $34.5 million in the same prior year period. Net technology revenues increased to $18.5 million in the fourth quarter ended January 31, 2012 compared to $6.9 million in the same prior year period. The net income for the quarter was $7.2 million or $0.06 per basic and diluted share, compared to a net loss of $34.4 million or $(0.30) per basic and diluted share, for the quarter ended January 31, 2011. We ended this quarter with approximately $619 million in cash and short-term investments, compared to approximately $209 million in cash and short-term investments in the same prior year period.
As of January 31, 2012, our total subscriptions were approximately 2.3 million. TiVo-Owned subscription gross additions were 32,000 for the quarter, compared to 60,000 in the fourth quarter fiscal year 2011. TiVo-Owned net subscription losses were (26,000) for the quarter ended January 31, 2012 as compared to (55,000) for the quarter ended January 31, 2011. Our monthly churn rate was (1.7)% for the quarter ended January 31, 2012 and TiVo-Owned subscriptions were approximately 1.1 million compared to approximately 1.3 million a year ago. The installed base of MSOs' TiVo subscriptions was approximately 1.2 million compared to approximately 783,000 in the same prior year period.

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and share amounts)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
Revenues
Service revenues	$31,578	$34,453	$131,341	$140,649
Technology revenues	18,465	6,929	58,945	27,341
Hardware revenues	16,428	14,436	47,893	51,618
Net revenues	66,471	55,818	238,179	219,608
Cost of revenues
Cost of service revenues	8,711	10,347	35,865	40,515
Cost of technology revenues	4,502	5,409	23,056	18,813
Cost of hardware revenues	20,368	24,702	59,439	69,033
Total cost of revenues	33,581	40,458	118,360	128,361
Gross margin	32,890	15,360	119,819	91,247
Research and development	29,825	23,204	110,367	81,604
Sales and marketing	6,393	7,048	26,388	27,587
Sales and marketing, subscription acquisition costs	1,320	2,214	7,392	8,169
General and administrative	38,192	17,525	96,502	59,487
Litigation Proceeds	(54,444)	—	(230,160)	—
Total operating expenses	21,286	49,991	10,489	176,847
Income (loss) from operations	11,604	(34,631)	109,330	(85,600)
Interest income	1,072	299	5,672	1,397
Interest expense and other income (expense)	(5,430)	2	(12,034)	(145)
Income (loss) before income taxes	7,246	(34,330)	102,968	(84,348)
Benefit from (provision for) income taxes	(61)	(58)	(807)	(164)
Net income (loss)	$7,185	$(34,388)	$102,161	$(84,512)

Net income (loss) per common share
Basic	$0.06	$(0.30)	$0.88	$(0.74)
Diluted	$0.06	$(0.30)	$0.80	$(0.74)

Income (loss) for purposes of computing net income (loss) per share:
Basic	7,185	(34,388)	102,161	(84,512)
Diluted	7,185	(34,388)	109,140	(84,512)

Weighted average common and common equivalent shares:
Basic	117,747,442	114,443,996	116,592,943	113,490,177
Diluted	122,042,180	114,443,996	136,255,424	113,490,177

TIVO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)
(unaudited)

	January 31, 2012	January 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$169,555	$71,221
Short-term investments	449,244	138,216
Accounts receivable, net of allowance for doubtful accounts of $370 and $275, respectively	24,665	16,011
Inventories	18,925	13,228
Deferred cost of technology revenues, current	4,400	13,760
Prepaid expenses and other, current	12,106	6,983
Total current assets	678,895	259,419
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $47,170 and $44,682, respectively	9,191	10,229
Purchased technology, capitalized software, and intangible assets, net of accumulated amortization of $17,797 and $15,110, respectively	4,677	6,956
Deferred cost of technology revenues, long-term	23,546	2,100
Prepaid expenses and other, long-term	3,501	1,224
Long-term investments	—	5,890
Total long-term assets	40,915	26,399
Total assets	$719,810	$285,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$32,102	$18,052
Accrued liabilities	45,341	30,115
Deferred revenue, current	74,986	33,792
Total current liabilities	152,429	81,959
LONG-TERM LIABILITIES
Deferred revenue, long-term	81,336	34,857
Convertible senior notes	172,500	—
Deferred rent and other long-term liabilities	518	246
Total long-term liabilities	254,354	35,103
Total liabilities	406,783	117,062
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001: Authorized shares are 275,000,000; Issued shares are 123,073,486 and 117,420,874, respectively and outstanding shares are 121,616,908 and 116,475,318, respectively	123	117
Treasury stock, at cost - 1,456,578 shares and 945,556 shares, respectively	(13,788)	(8,660)
Additional paid-in capital	1,003,696	956,947
Accumulated deficit	(677,064)	(779,225)
Accumulated other comprehensive income (loss)	60	(423)
Total stockholders’ equity	313,027	168,756
Total liabilities and stockholders’ equity	$719,810	$285,818

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended January 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$102,161	$(84,512)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	8,805	9,050
Loss on disposal of fixed assets	—	42
Stock-based compensation expense	29,287	25,442
Amortization of discounts and premiums on investments	4,068	1,768
Non-cash loss on overallotment option and amortization of deferred debt issuance costs	2,432	—
Inventory write-down	—	525
Impairment of a long-term cost method investment	3,400	—
Utilization and write-down of trade credits	619	96
Allowance for doubtful accounts	476	259
Changes in assets and liabilities:
Accounts receivable	(9,130)	726
Inventories	(5,697)	(1,643)
Deferred cost of technology revenues	(11,527)	(15,132)
Prepaid expenses and other	(2,752)	1,205
Accounts payable	13,888	(2,604)
Accrued liabilities	15,226	5,329
Deferred revenue	87,673	707
Deferred rent and other long-term liabilities	272	15
Net cash provided by (used in) operating activities	$239,201	$(58,727)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(750,161)	(161,949)
Sales or maturities of long-term and short-term investments	436,730	197,481
Acquisition of property and equipment	(4,918)	(6,670)
Acquisition of capitalized software and intangibles	(408)	—
Net cash provided by (used in) investing activities	$(318,757)	$28,862
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible senior notes, net	166,109	—
Proceeds from issuance of common stock related to exercise of common stock options	11,297	30,470
Proceeds from issuance of common stock related to employee stock purchase plan	5,612	4,060
Treasury stock - repurchase of stock for tax withholding	(5,128)	(4,335)
Net cash provided by financing activities	$177,890	$30,195
NET INCREASE IN CASH AND CASH EQUIVALENTS	$98,334	$330
CASH AND CASH EQUIVALENTS:
Balance at beginning of period	71,221	70,891
Balance at end of period	$169,555	$71,221

TIVO INC.
OTHER DATA
Subscriptions	Three Months Ended January 31,		Twelve Months Ended January 31,
(Subscriptions in thousands)	2012	2011	2012	2011
TiVo-Owned Subscription Gross Additions:	32	60	114	160
Subscription Net Additions/(Losses):
TiVo-Owned	(26)	(55)	(157)	(199)
MSOs	260	(168)	387	(357)
Total Subscription Net Additions/(Losses)	234	(223)	230	(556)
Cumulative Subscriptions:
TiVo-Owned	1,109	1,266	1,109	1,266
MSOs	1,170	783	1,170	783
Total Cumulative Subscriptions	2,279	2,049	2,279	2,049
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	55%	56%	55%	56%

Included in the 1,109,000 TiVo-Owned subscriptions are approximately 253,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.
Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs lines refer to subscriptions sold to consumers by multiple system operators and broadcasters such as DIRECTV, Cablevision Mexico, Seven/Hybrid TV (Australia), Television New Zealand (TVNZ) (New Zealand), Virgin Media (United Kingdom), RCN, and Suddenlink and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.
We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Prior to November 1, 2011 we amortized all product lifetime subscriptions over a 60 month period. Effective November 1, 2011, we have extended the period we use to recognize product lifetime subscription revenues from 60 months to 66 months for product lifetime subscriptions acquired on or after November 1, 2006. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that our MSOs pay us are typically based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes nor be representative of how such subscription fees are calculated and paid to us by our MSOs. Our MSOs subscription data is based in part on reporting from our third party MSO partners.

TIVO INC.
OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Churn Rate	2012	2011	2012	2011
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,122	1,296	1,174	1,367
TiVo-Owned subscription cancellations	(58)	(115)	(271)	(359)
TiVo-Owned Churn Rate per month	(1.7)%	(3.0)%	(1.9)%	(2.2)%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video-on-Demand services, as well as, increased price sensitivity and installation and CableCARDTM technology limitations may cause our TiVo-Owned Churn Rate per month to increase.
We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,320	$2,214	$7,392	$8,169
Hardware revenues	(16,428)	(14,436)	(47,893)	(51,618)
Less: MSOs'-related hardware revenues	11,641	4,431	31,483	14,885
Cost of hardware revenues	20,368	24,702	59,439	69,033
Less: MSOs'-related cost of hardware revenues	(9,412)	(3,298)	(23,577)	(11,296)
Total Acquisition Costs	7,489	13,613	26,844	29,173
TiVo-Owned Subscription Gross Additions	32	60	114	160
Subscription Acquisition Costs (SAC)	$234	$227	$235	$182

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties’ subscription gross additions, such as MSOs’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of

TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Average Revenue per Subscription	2012	2011	2012	2011
	(In thousands, except ARPU)
Total Service revenues	$31,578	$34,453	$131,341	$140,649
Less: MSOs'-related service revenues	(4,472)	(4,294)	(16,589)	(15,540)
TiVo-Owned-related service revenues	27,106	30,159	114,752	125,109
Average TiVo-Owned revenues per month	9,035	10,053	9,563	10,426
Average TiVo-Owned per month subscriptions	1,122	1,296	1,174	1,367
TiVo-Owned ARPU per month	$8.05	$7.76	$8.15	$7.63

	Three Months Ended January 31,		Twelve Months Ended January 31,
MSOs' Average Revenue per Subscription	2012	2011	2012	2011
	(In thousands, except ARPU)
Total Service revenues	$31,578	$34,453	$131,341	$140,649
Less: TiVo-Owned-related service revenues	(27,106)	(30,159)	(114,752)	(125,109)
MSOs'-related service revenues	4,472	4,294	16,589	15,540
Average MSOs' revenues per month	1,491	1,431	1,382	1,295
Average MSOs' per month subscriptions	1,049	905	849	1,017
MSOs' ARPU per month	$1.42	$1.58	$1.63	$1.27

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including service fees, advertising, and audience research measurement. You should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies. Furthermore, ARPU for our MSOs may not be directly comparable to the service fees we may receive from these partners on a per subscription basis as the fees that our MSOs pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes or be representative of how such subscription fees are calculated and paid to us by our MSOs. For example, an agreement that includes contractual minimums may result in a higher than expected MSOs ARPU if such fixed minimum fee is spread over a small number of subscriptions. Additionally, ARPU for our MSO subscriptions may not be reflective of revenues received by TiVo as in certain cases the cost of development for such MSO customer may be deferred on our condensed consolidated balance sheet until later when related revenues from service fees are received and are first recognized as Technology revenues by us until the previously deferred costs of development are fully expensed. This recognition of service fees as Technology revenues will have the effect of lowering ARPU for certain of our MSO subscriptions until such costs of development are fully expensed.
We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs'-related service revenues (which includes MSOs' subscription service revenues and MSOs’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.
We calculate ARPU per month for MSOs’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs’-related service revenues by the average MSOs’ subscriptions for the period. The above table shows this calculation.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's future business and growth strategies including future subscription growth with TiVo's MSO customers and subscription growth in TiVo's retail business, future repurchases of TiVo stock by TiVo, the timing of future TiVo product roll-outs and availability of particular products in the future with customers such as DIRECTV, ONO, Charter, RCN, and Grande Communications among others, TiVo's ability to leverage its research and development in the future between customers and MSO and retail markets and the future strength and value of TiVo's intellectual property portfolio. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Amendment No. 1 for the fiscal year ended January 31, 2011, our Quarterly Reports on Form 10-Q for the period ended April 30, 2011 and July 31, 2011, and October 31, 2011, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: February 23, 2012	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)